Addendum dated November 27, 1998 to Participation Agreement among
                         MFS Variable Insurance Trust,
             Massachusetts Financial Services Company and PFL Life

                       ADDENDUM TO PARTICIPATION AGREEMENT

         Amendment to the Participation Agreement, dated as of November 24, 1997, by and among MFS VARIABLE INSURANCE TRUST, MASSACHUSETTS FINANCIAL SERVICES COMPANY, and PFL LIFE INSURANCE COMPANY (the "Agreement").

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT
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===========================================================================================================================
              Name of Separate
              account and Date                           Policies Funded                          Portfolios
     Established by Board of Directors                 by Separate Account                  Applicable to Policies
===========================================================================================================================
           PFL Retirement Builder                  PFL Life Insurance Company             MFS Emerging Growth Series
          Variable Annuity Account                         Policy Form                        MFS Research Series
               March 29, 1996                         No. AV288-101-985-796                 MFS Total Return Series
                                               (including successor forms, addenda           MFS Utilities Series
   Legacy Builder Variable Life Separate         and endorsements - may vary by         MFS Foreign & Colonial Emerging
                  Account                         state) under marketing names:             Markets Equity Series"
             November 20, 1998                 "Retirement Income Builder Variable
                                                            Annuity"
                                               "Portfolio Select Variable Annuity"
                                                   PFL Life Insurance Company
                                               Policy Form No.'s VL20 & JL20 under
                                               the marketing name "Legacy Builder
                                                               II"
---------------------------------------------------------------------------------------------------------------------------
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         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

         Effective Date:  November 27, 1998

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         MFS VARIABLE INSURANCE TRUST,                                 MASSACHUSETTS FINANCIAL SERVICES
         on behalf of the Portfolios                                   COMPANY

         By:  /S/ JAMES R. BORDEWICK, JR.                              By:  /S/ JEFFREY L. SHAMES
            ---------------------------------------                       ---------------------------------------
         Name:    JAMES R. BOREEWICK, JR.                              Name:    JEFFREY L. SHAMES
         Title:   ASSISTANT SECRETARY                                  Title:   CHAIRMAN, CHIEF EXECUTIVE OFFICER

         PFL LIFE INSURANCE COMPANY

         By:  /S/ RONALD L. ZIEGLER
            --------------------------------------
         Name:    RONALD L. ZIEGLER
         Title:   VICE PRESIDENT AND ACTUARY
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